SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

COOPERATIVE BANKSHARES, INC.

(Exact name of registrant as specified in charter)

North Carolina	0-24626	56-1886527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Market Street, Wilmington, North Carolina 28401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (910) 343-0181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Effective March 12, 2009, Cooperative Bank (the “Bank”), the wholly owned subsidiary of Cooperative Bankshares, Inc. (the “Company”), entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the “Consent Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks (the “Commissioner”), whereby the Bank consented to the issuance of an Order to Cease and Desist (the “Order”) promulgated by the FDIC and the Commissioner without admitting or denying the alleged charges. The description of the Consent Agreement and the Order set forth below is qualified in its entirety by reference to the Consent Agreement and the Order, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Findings. The FDIC and the Commissioner determined that they had reason to believe that the Bank had engaged in certain unsafe or unsound banking practices as found in the FDIC’s Report of Examination as of November 10, 2008 (the “Report”) and to the extent continuing as of the date of the Order. In order to resolve this matter expeditiously, the Bank stipulated to and entered into the Consent Agreement. However, the Bank did not concede the findings or admit to any of the assertions contained therein.

Capital Requirements. The Order requires the Bank to develop a detailed capital restoration plan by March 25, 2009 and to have Tier 1 capital of at least 6% of the Bank’s total assets and total risk based capital of at least 10% of the Bank’s total risk weighted assets within 120 days of the effective date of the Order (the “Effective Date”). Thereafter, the Bank is required to maintain Tier 1 capital and total risk-based capital at no less than those ratios.

Brokered Deposits; Dividends. The Order provides that the Bank may not accept, renew or rollover any brokered deposit without obtaining a waiver from the FDIC. The Order also restricts the Bank from paying cash dividends to the Company without the prior written consent of the FDIC and the Commissioner.

Charge-Offs; Credits. The Order requires that the Bank eliminate from its books, by charge-off or collection, all assets classified as “loss” and 50% of all assets classified as “doubtful” in the Report and in any future exam reports. The Order also prevents the Bank from extending, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, as “loss” or “doubtful”. Extensions of credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified, in whole or in part, “substandard” may only be made upon the determination by a majority of the Board or a designated committee of the Board that failure to extend such credit would be detrimental to the best interests of the Bank.

Management; Management Plan. The Order requires that the Bank have and retain qualified management, including a chief executive officer, senior lending officer and chief operating officer, with the qualifications and experience commensurate with assigned duties and responsibilities of the Bank within 120 days of the Effective Date. The Bank is also required, within 90 days of the Effective Date, to submit a written management plan providing for the analysis and assessment of its management and staffing needs, its Bank committees and the qualifications and performance of the Bank’s senior officers.

Written Plans and Other Material Terms. Under the terms of the Order, the Bank is required to prepare and submit written plans and/or reports to the FDIC and the Commissioner that address the following items:

•	Returning the Bank to “well capitalized” status;

•	Improving the Bank’s liquidity position and funds management practices;

•	Reducing concentrations of credit;

•	Reducing adversely classified items;

•	Implementing lending and collection practices to provide effective guidance and control over the Bank’s lending functions;

•	Establishing a comprehensive policy for determining the adequacy of the Bank’s allowance for loan and lease losses; and

•	Developing an internal audit program to protect the Bank’s operational and accounting systems.

Under the Order, the Bank’s Board of Directors has agreed to increase its participation in the affairs of the Bank, including assuming full responsibility for the approval of policies and objectives for the supervision of all of the Bank’s activities. The Bank must also establish a Board committee to monitor and coordinate compliance with the Order.

The Order will remain in effect until modified or terminated by the FDIC and the Commissioner.

As previously reported, the Company is undertaking certain actions designed to improve its capital position and has engaged an investment banker and financial advisors to assist with this effort and to evaluate the Company’s strategic options, including a possible sale or merger of the Company. As of the date of this Report, the Company believes that it needs to raise a minimum of $25.0 million of additional capital, assuming no change in risk-weighed assets or its capital position, in order to be capitalized at the levels required by the Order. To date, the Company has neither raised any additional capital nor agreed to a sale and no assurances can be made as to when or whether such capital will be raised or potential acquiror will be identified. If it is unable to raise sufficient additional capital or find an acquiror, the Company, in connection with the issuance of its audited consolidated financial statements for the year ended December 31, 2008, may receive a “going concern” opinion from its independent auditors. Additionally, because of the Company’s cumulative losses and its liquidity and capital positions, the Bank’s state and federal banking regulators may take additional significant regulatory action against the Bank that could materially adversely impact the Company’s shareholders.

The Company is still in the process of preparing its financial statements for the fourth quarter and year ended December 31, 2008. The financial statements, and in particular the adequacy of the provision for loan losses for the fourth quarter and the allowance for loan loss at December 31, 2008, and the extent to which there is impairment to the Company’s deferred tax asset and goodwill asset at December 31, 2008, remain subject to the completion of audit review procedures by the Company’s independent auditors.

This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding the Company’s business strategies, capital raising efforts, exploration of strategic options, intended results, future performance and actions of the Company’s and the Bank’s state and federal banking regulators. Forward-looking statements are preceded by such terms as “may,” “expects,” “believes,” “anticipates,” “intends,” and similar expressions. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the uncertainties that affect the Company’s business, particularly those mentioned under the headings “Forward-looking Statements” and “Item 1A. Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2007 and in its report on Forms 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008.

Item 2.02	Results of Operations Financial Condition.

The information regarding the Company’s financial condition as described in the tenth and eleventh paragraphs of Item 1.01 hereof are incorporated by reference into this Item.

Item 8.01	Other Events.

On March 18, 2009, the Company issued a press release regarding the Consent Agreement and the Order. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Stipulation and Consent to the Issuance of an Order to Cease and Desist

10.2	Order to Cease and Desist issued by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks

99.1	Press release dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPERATIVE BANKSHARES, INC.

/s/ Todd L. Sammons
Todd L. Sammons Chief Financial Officer and Interim President and Chief Executive Officer

Date: March 18, 2009